                               SECURITY AGREEMENT

     This Security Agreement (the "Agreement") is entered into as of this 15th day of June, 2004, by and between Premiere Credit of North America, LLC, an Indiana limited liability company ("Debtor") and National Education Loan Network, Inc., a Nevada corporation ("Secured Party"). Debtor, for consideration, hereby assigns and pledges to Secured Party and grants to Secured Party a first security interest in all furniture and equipment of Debtor now owned or hereafter acquired, and all replacements, substitutions, accessions and proceeds thereof, including but not limited to the property described in Exhibit A, attached hereto. This Agreement is intended to secure payment of the indebtedness evidenced by that certain promissory note of eve date herewith, payable by Debtor to Secured Party (the "Note").

     Debtor expressly warrants and covenants that, except for the security interest granted hereby, Debtor is the legal and beneficial owner of the Collateral free from any adverse lien, security interest or encumbrance.

     Debtor further warrants that, prior to payment in full of the Note:

     1. Debtor shall not sell, assign, transfer, encumber or otherwise dispose of the Collateral or its interest therein without the prior written consent of Secured Party; and

     2. Debtor shall keep the Collateral free and clear of all attachments, levies, taxes, liens and encumbrances of every kind, nature and description and Debtor will defend the Collateral against any and all claims and demands of all persons at any time claiming the same or any interest in the Collateral.

     Debtor shall be in default of this Agreement upon the happening of the following events or conditions:

     1. Default in the payment or performance of any obligation, covenant or liability contained in this Agreement, the Note or the Line of Credit Agreement of even date herewith between Debtor and Secured Party;

     2. Except as otherwise provided herein, sale or encumbrance of the Collateral or Debtor's interest therein or the making of any levy, seizure or attachment thereof or thereon;

     3. Debtor's admission, in writing, of its inability to pay its debts as they become due;

     4. Debtor's assignment of its assets or funds for the benefit of its creditors;

     5. The filing of a voluntary petition in bankruptcy or pursuant to any chapter of the Bankruptcy Code by Debtor;

     6. The filing of an involuntary petition in bankruptcy or pursuant to any chapter of the Bankruptcy Code against the Debtor, which petition shall not be terminated within 30 days of filing;

     7. Debtor's consent to the appointment of a receiver for all or a substantial part of its property;

     8. The assumption of custody, attachment or sequestration by a court of competent jurisdiction of all or a substantial part of Debtor's property, which custody, attachment or sequestration shall not be suspended or terminated within 30 days of its inception; or

     9.   Secured Party no longer owns at least a 50% equity interest in Debtor.

     In the event of default Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided herein or otherwise available to it and also may (without notice except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location Secured Party deems proper for cash on credit or for future delivery and upon such other terms as Secured Party may deem commercially reasonable. Secured Party agrees that to the extent notice of sale shall be required by law, Secured Party shall give notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute a reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may without further notice be made at the time and place to which it was so adjourned. Debtor agrees that Secured Party may, subsequent to default, purchase the Collateral at any sale, whether public or private, and Debtor hereby waives any right of redemption.

     Secured Party's exercise of any portion of its rights hereunder shall not preclude its subsequent exercise of any other rights or remedies granted to it under the Security Agreement or Article 9 of the Uniform Commercial Code as adopted in Nebraska or under the analogous law of any other state, where appropriate. Debtor agrees to pay Secured Party's expenses of exercising its rights, powers and remedies against the Collateral and in selling the Collateral, including, but not limited to, Secured Party's reasonable attorney's fees and legal costs.

     Debtor hereby agrees that it shall promptly execute and/or deliver all further instruments and documents, and take all further action, that may be reasonably necessary in order to perfect or protect the pledge, assignment and security interest granted hereunder or to fulfill its obligations hereunder.

     Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered or if sent by certified or registered mail to the addresses set forth below, or to such other addresses the sending party shall have had written notification of prior thereto. Such notices shall be effective as of the date of such personal delivery or as of the date of delivery shown on the receipt thereof. The addresses for delivery of such notices shall be as follows:

          If to Secured Party:

               National Education Loan Network, Inc.
               121 South 13th Street, Suite 201
               Lincoln, Nebraska 68508
               Attention: Terry Heimes

          If to Debtor:

               Premiere Credit of North America, LLC
               2002 Wellesley Boulevard
               Indianapolis, Indiana 46219
               Attention: Todd J. Wolfe

     No delay or omission of Secured Party in exercising any right, power or remedy in the event of a default hereunder shall operate as a waiver of such right or remedy of the same date or on any future occasion; nor shall any single or partial exercise of any power, remedy or right provided for in this Agreement preclude another or further exercise thereof or the exercise of any right, power or remedy provided hereunder, or by law or equity or otherwise. The taking of this Agreement shall not waive or impair any other security Secured Party may have in the order it may deem proper, and notwithstanding any collateral security, Secured Party shall retain its rights of setoff against Debtor.

     All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns. This Agreement may only be amended or modified in writing signed by all parties hereto. All promises and duties of Debtor shall be binding on its successors and assigns.

     The Collateral shall be released from the pledge created by this Agreement only when the Note is paid in full. This Agreement and all matters and issues collateral thereto shall be construed according to the laws of the State of Nebraska. The Lancaster County District Court in Lincoln, Nebraska shall have exclusive jurisdiction, including IN PERSONAM jurisdiction, and shall be the exclusive venue for any and all controversies and claims arising out of or relating to this Agreement or a breach thereof.

     Executed on the date first set forth above.

Debtor:                                   Secured Party:

PREMIERE CREDIT OF NORTH AMERICA, LLC     NATIONAL EDUCATION LOAN NETWORK, INC.


By:     /s/ Todd J. Wolfe                 By:     /s/ Terry J. Heimes
       -------------------------------           -------------------------------
Title:                                    Title:
       -------------------------------           -------------------------------